UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2020

ALLEGRO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38581	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right, and one redeemable warrant	ALGRU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	ALGR	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of common stock	ALGRR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	ALGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On March 31, 2020, Allegro Merger Corp. (the “Company”) and TGIF Holdings, LLC (“Holdings”) mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the previously announced Agreement and Plan of Merger (“Merger Agreement”), dated as of November 8, 2019, by and among the Company, Holdings, TGIF Midco, Inc. (“Midco”), Allegro Merger Sub, Inc., and Rohit Manocha, solely in his capacity as the representative of the equityholders of Holdings and Midco.

As previously disclosed, on March 26, 2020, the Company’s shareholders approved an amendment to the Company’s amended and restated certificate of incorporation (“Charter”) to extend the time by which the Company has to complete an initial business combination from March 31, 2020 to April 30, 2020. However, in light of the termination of the Merger Agreement and due to extraordinary market conditions, the Company determined on March 31, 2020 that it would not so amend its Charter.

Accordingly, pursuant to the Charter, on March 31, 2020, the Company’s corporate existence will cease except for the purposes of winding up its affairs and liquidating. As soon as practicable, the Company will liquidate and distribute to the holders of shares of common stock issued in its initial public offering their pro-rata portion of the funds held in the trust account established for the benefit of such stockholders, which will be an amount equal to the aggregate amount on deposit in the trust account, including any amounts representing interest earned on the trust account then held therein, less any interest to be released to the Company to pay its franchise and income taxes and certain of the Company’s working capital and dissolution expenses. The Company’s warrants and rights will expire with no value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2020	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer

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